UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Event Earliest Reported): December 3, 2010 (November 26, 2010)

Axiologix Education Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-161321	61-1585332
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Scarborough Dr., Suite 308E
Egg Harbor Township, NJ 08234
(Address of principal executive offices)

(609) 646-2005
(Registrant's telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement.

On November 26, 2010, we entered into a sales agent agreement with Seacliff Education Solutions.  The agreement will allow us to offer for sale two of Seacliff’s products:  eBoard and Curricuplan.  Under the agreement we will receive an agent fee equal to 50% of the total revenue amount for user licenses and any corresponding services invoiced to a new customer, minus the line-item dollar amount invoiced to cover Seacliff’s initial, one-time customer set-up fee.  The agreement may be terminated by either party at any time.

Item 7.01. Regulation FD Disclosure.

On December 2, 2010, we issued a press release announcing our sales agent agreement with Seacliff Education Solutions.    A copy of the press release, attached hereto as Exhibit 99.1, is being furnished pursuant to Regulation FD and is incorporated by reference.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description

10.1	Sales Agent Agreement with Seacliff Education Solutions
99.1	Press release dated December 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2010	Axiologix Education Corporation
a Nevada corporation

	By:	/s/ John P. Daglis
	Name:	John P. Daglis
	Title:	President, Chief Executive Officer, Treasurer,
Principal Accounting Officer, Chief Financial
Officer and Director